EXHIBIT 10.1

DISTRIBUTION AGREEMENT
BY AND BETWEEN
SEACOR HOLDINGS INC.,
AND
ERA GROUP INC.
DATED AS OF JANUARY 31, 2013

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

Section 1.1	General 1

Section 1.2	Reference; Interpretation 5
ARTICLE II
RECAPITALIZATION, DISTRIBUTION AND
CERTAIN COVENANTS

Section 2.1	Recapitalization and Distribution 5

Section 2.2	SEACOR Determinations 6

Section 2.3	Charter; Bylaws 6

Section 2.4	Directors 6

Section 2.5	Election of Officers 6

Section 2.6	[Intentionally Omitted] 6

Section 2.7	State Securities Laws 6

Section 2.8	Listing Application; Notice to NYSE 6

Section 2.9	Removal of Certain Guarantees; Releases from Liabilities 6

Section 2.10	Corporate Names; Trademarks 7

Section 2.11	Ancillary Agreements 8

Section 2.12	Acknowledgment by Era 8

Section 2.13	Release 8

Section 2.14	Discharge of Liabilities 9

Section 2.15	Further Assurances 9
ARTICLE III
INDEMNIFICATION

Section 3.1	Indemnification by SEACOR 9

Section 3.2	Indemnification by Era 9

Section 3.3	Procedures for Indemnification 9

Section 3.4	Indemnification Payments 11
ARTICLE IV
ACCESS TO INFORMATION

Section 4.1	Provision of Corporate Records 11

Section 4.2	Access to Information 12

Section 4.3	Witnesses; Documents and Cooperation in Actions 12

Section 4.4	Confidentiality 12

Section 4.5	Privileged Matters 13

Section 4.6	Ownership of Information 14

Section 4.7	Cost of Providing Records and Information 14

Section 4.8	Retention of Records 14

Section 4.9	Other Agreements Providing for Exchange of Information 14

Section 4.10	Policies and Best Practices 14

Section 4.11	Compliance with Laws and Agreements 14
ARTICLE V
MISCELLANEOUS

Section 5.1	Complete Agreement; Construction 14

Section 5.2	Ancillary Agreements 14

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Section 5.3	Counterparts 14

Section 5.4	Survival of Agreements 14

Section 5.5	Distribution Expenses 14

Section 5.6	Notices 15

Section 5.7	Waivers 15

Section 5.8	Amendments 15

Section 5.9	Assignment 15

Section 5.10	Successors and Assigns 15

Section 5.11	Termination 15

Section 5.12	Subsidiaries 15

Section 5.13	Third-Party Beneficiaries 15

Section 5.14	Title and Headings 16

Section 5.15	Schedules 16

Section 5.16	Governing Law 16

Section 5.17	Waiver of Jury Trial 16

Section 5.18	Specific Performance 16

Section 5.19	Severability 16

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DISTRIBUTION AGREEMENT
This Distribution Agreement (this “Agreement”), is dated as of January 31, 2013, by and between SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), and Era Group Inc., a Delaware corporation and a wholly-owned subsidiary of SEACOR (“Era” and, together with SEACOR, the “Parties”).
WHEREAS, the Board of Directors of SEACOR has determined that it is in the best interests of SEACOR and its stockholders to separate the business of Era, all as more fully described in the Registration Statement (the “Era Business”), from SEACOR’s other businesses on the terms and conditions set forth herein;
WHEREAS, the Board of Directors of SEACOR has authorized the distribution to the holders of the issued and outstanding shares of common stock, par value $0.01 per share, of SEACOR (the “SEACOR Common Stock”) as of the Distribution Record Date of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Era (each such share is individually referred to as an “Era Share” and collectively referred to as the “Era Common Stock”), respectively, on the basis of one Era Share for every share of SEACOR Common Stock (the “Distribution”);
WHEREAS, the Boards of Directors of SEACOR and Era have each determined that the Distribution, the other transactions contemplated by this Agreement and the Ancillary Agreements are in the best interests of their respective companies and stockholders, as applicable, and have approved this Agreement and each of the Ancillary Agreements; and
WHEREAS, the Parties have determined to set forth the principal corporate and other transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the completion of the Distribution.
WHEREAS, for U.S. federal income tax purposes, the Recapitalization and Distribution are intended to qualify for tax-free treatment under Section 355, 386 and related provisions of the Code.
WHEREAS, the Recapitalization and Distribution are part of a plan to separate the ERA Business from the SEACOR Business.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    General. Unless otherwise defined herein or unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:
“Action” shall mean any demand, action, suit, arbitration, inquiry, proceeding or investigation, audit, counter suit, hearing or litigation of any nature whether administrative, civil, criminal, regulatory or otherwise, by or before any Governmental Authority or any arbitration or mediation tribunal.
“Affiliate” shall mean, when used with respect to any specified Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise. Unless explicitly provided herein to the contrary, for purposes of this Agreement, SEACOR shall not be deemed to be an Affiliate of Era or any of its Subsidiaries, and Era shall not be deemed to be an Affiliate of SEACOR or any of its Subsidiaries (not including Era or any of its Subsidiaries).
“Agent” shall have the meaning set forth in Section 2.1(b).
“Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Ancillary Agreements” shall mean all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the Parties or any other member of the Era Group in connection with the transactions contemplated hereby, including the Transition Services Agreement, the Employee Matters Agreement and the Tax Matters Agreement.

“Applicable Rate” shall mean the rate of interest per annum announced from time to time by the Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions located in the City of New York are authorized or obligated by Law or executive order to close.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of ERA, that will be exchanged for ERA Common Stock in the Recapitalization.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” shall mean the United States Securities and Exchange Commission.
“Distribution” shall have the meaning set forth in the recitals to this Agreement.
“Distribution Date” shall mean such date as may be determined by the Board of Directors of SEACOR or a committee of such Board of Directors, as the date as of which the Distribution shall be effected.
“Distribution Record Date” shall mean such date as may be determined by the Board of Directors of SEACOR or a committee of such Board of Directors, as the record date for the Distribution.
“Effective Time” shall mean 11:59 p.m., New York City time, on the Distribution Date.
“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between SEACOR and Era, which agreement shall be entered into prior to or on the Distribution Date.
“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq.), whether now or hereafter in existence, relating to the environment, natural resources, human health or safety, endangered or threatened species of fish, wildlife and plants, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation indoor or outdoor air, surface water, groundwater and surface or subsurface soils), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, cleanup or other remediation thereof.
“Era” shall have the meaning set forth in the preamble to this Agreement.
“Era Assets” shall mean the assets of Era.
“Era Business” shall have the meaning set forth in the recitals to this Agreement.
“Era Common Stock” shall have the meaning set forth in the recitals to this Agreement.
“Era Group” means Era and each Person that is a Subsidiary of Era immediately after the Distribution Date.
“Era Indemnitees” shall mean:
(a)Era and each Affiliate thereof after giving effect to the Distribution; and
(b)each of the respective Representatives of any of the entities described in the immediately preceding clause (a) and each of the heirs, executors, successors and assigns of any of such Representatives, except in the case of clauses (a) and (b), the SEACOR Indemnitees; provided, however, that a Person who was a Representative of Era or an Affiliate thereof may be an Era Indemnitee in that capacity notwithstanding that such Person may also be a SEACOR Indemnitee.
“Era Liabilities” shall mean:

(a)    any and all Liabilities (other than Taxes that are specifically covered by the Tax Matters Agreement) that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities to be assumed by Era or any member of the Era Group, and all Liabilities of any member of the Era Group under this Agreement or any of the Ancillary Agreements; and
(b)    all Liabilities (other than Taxes that are specifically covered by the Tax Matters Agreement), if and to the extent relating to, arising out of or resulting from:
(i)    the ownership or operation of the Era Business (including any discontinued business or any business which has been sold or transferred), as conducted at any time prior to, on or after the Distribution Date; or
(ii)    the ownership or operation of any business conducted by Era or any Era Subsidiary at any time prior to, on or after the Distribution Date.
Notwithstanding the foregoing, the Era Liabilities shall not include any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities of SEACOR.
“Era Marks” shall include all names, logos or trademarks of Era or its Affiliates, all intellectual property rights therein and all trademarks and logos comprised of or derivative of any of the foregoing.
“Era Share” shall have the meaning set forth in the recitals to this Agreement.
“Era Subsidiaries” shall mean all of the Subsidiaries of Era.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, NYSE or other regulatory, administrative or governmental authority.
“Group” shall mean, as applicable, the Era Group or the SEACOR Group.
“Indemnifiable Losses” shall mean any and all Liabilities, costs or expenses (including out-of-pocket attorneys’ fees and any and all out-of-pocket expenses) incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine, amount or penalty rendered in or resulting from any Action.
“Indemnifying Party” shall have the meaning set forth in Section 3.3(a).
“Indemnitee” shall have the meaning set forth in Section 3.3(a).
“Law” shall mean all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.
“Liabilities” shall mean any and all debts, liabilities, obligations, responsibilities, Losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys’ fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

“Losses” shall mean all losses, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by an Indemnitee.
“NYSE” shall mean the New York Stock Exchange.
“Outside Notice Date” shall have the meaning set forth in Section 3.3(a).
“Parties” shall have the meaning set forth in the preamble to this Agreement.
“Person” shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.
“Recapitalization” means the exchange of all shares of Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock held by SEACOR and outstanding immediately before the Effective Time for ERA Common Stock.
“Records” shall have the meaning set forth in Section 4.1(a).
“Registration Statement” shall mean the registration statement on Form 10 filed by Era with the Commission to effect the registration of the Era Shares pursuant to the Exchange Act.
“Releasee” shall have the meaning set forth in Section 2.13.
“Releasor” shall have the meaning set forth in Section 2.13.
“Representative” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.
“SEACOR” shall have the meaning set forth in the preamble to this Agreement.
“SEACOR Business” shall mean each and every business conducted at any time by SEACOR or any Subsidiary controlled by SEACOR, except the Era Business.
“SEACOR Common Stock” shall have the meaning set forth in the recitals to this Agreement.
“SEACOR Group” means SEACOR and each Person that is a Subsidiary of SEACOR immediately after the Distribution Date.
“SEACOR Indemnitee” shall mean:
(a)    SEACOR and each Affiliate thereof after giving effect to the Distribution; and
(b)    each of the respective Representatives of any of the entities described in the immediately preceding clause (a) and each of the heirs, executors, successors and assigns of any of such Representatives, except in the case of clauses (a) and (b), the Era Indemnitees; provided, however, that a Person who was a Representative of SEACOR or an Affiliate thereof may be a SEACOR Indemnitee in that capacity notwithstanding that such Person may also be an Era Indemnitee.
“SEACOR Liabilities” shall mean:
(a)    any and all Liabilities (other than Taxes that are specifically covered by the Tax Matters Agreement) that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities to be assumed by SEACOR and all Liabilities of any member of the SEACOR Group under this Agreement or any of the Ancillary Agreements; and
(b)    all Liabilities (other than Taxes that are specifically covered by the Tax Matters Agreement, and other than Liabilities that are Era Liabilities), if and to the extent relating to, arising out of or resulting from:

(iii)    the ownership or operation of the SEACOR Business (including any discontinued business or any business which has been sold or transferred) as conducted at any time prior to, on or after the Distribution Date; or
(iv)     the ownership or operation of any business conducted by SEACOR or any SEACOR Subsidiary at any time prior to, on or after the Distribution Date.
Notwithstanding the foregoing, the SEACOR Liabilities shall not include any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities of Era or any member of the Era Group.
“SEACOR Marks” shall include all names, logos or trademarks of SEACOR or its Affiliates (other than Era), all intellectual property rights therein and all trademarks and logos comprised of or derivative of any of the foregoing.
“SEACOR Subsidiaries” shall mean all of the Subsidiaries of SEACOR.
“Series A Preferred Stock” means the 6% Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of ERA that will be exchanged for ERA Common Stock in the Recapitalization.
“Series B Preferred Stock” means the Preferred Stock, Series B, par value $0.01 per share, of ERA that will be exchanged for ERA Common Stock in the Recapitalization.
“Subsidiary” shall mean with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interests entitled to vote on the election of members to the board of directors or similar governing body or, in the case of a Person with no governing body, more than 50% of the equity or voting interests.
“Tax” shall have the meaning set forth in the Tax Matters Agreement.
“Tax Matters Agreement” shall mean the Tax Matters Agreement by and between SEACOR and Era, which agreement shall be entered into prior to or on the Distribution Date.
“Third-Party” shall mean any Person who is not a Party to this Agreement.
“Third-Party Claim” shall have the meaning set forth in Section 3.3(a).
“Transition Services Agreement” shall mean the Transition Services Agreement by and between SEACOR and Era, which agreement shall be entered into prior to or on the Distribution Date.
Section 1.2    Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Neither this Agreement nor any Ancillary Agreement shall be construed against either Party as the principal draftsperson hereof or thereof.
ARTICLE II
RECAPITALIZATION, DISTRIBUTION AND
CERTAIN COVENANTS
Section 2.1    Recapitalization and Distribution.
(a) Immediately prior to the Effective Time, the Parties shall consummate the Recapitalization pursuant to which SEACOR will exchange all of its Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock for 20,239,698 shares of ERA Common Stock.

(b)    On or prior to the Distribution Date, SEACOR shall deliver to SEACOR’s stock transfer agent (the “Agent”) a single stock certificate representing all of the issued and outstanding Era Shares, in each case, endorsed by SEACOR in blank, for the benefit of the holders of SEACOR Common Stock, and SEACOR shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such number of the Era Shares to holders of record of shares of SEACOR Common Stock on the Distribution Record Date, all as further contemplated by the Registration Statement and hereby. Era shall provide any share certificates that the Agent shall require in order to effect the Distribution. The Distribution shall be effective at the Effective Time.
(c)    The Era Shares issued in the Distribution are intended to be distributed only pursuant to a book entry system. SEACOR shall instruct the Agent to deliver the Era Shares previously delivered to the Agent to a depositary and to mail to each holder of record of SEACOR Common Stock on the Distribution Record Date, a statement of the Era Common Stock credited to such holder’s account. If following the Distribution a holder of Era Common Stock requests physical certificates instead of participating in the book entry system, the Agent shall issue certificates for such shares.
Section 2.2    SEACOR Determinations. SEACOR shall have the sole and absolute discretion to determine whether to proceed with all or part of the Distribution and all terms thereof, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. Era shall cooperate with SEACOR in all respects to accomplish the Distribution and shall, at SEACOR’s direction, promptly take any and all actions necessary or desirable to effect the Distribution. SEACOR shall select any investment banker(s), underwriters and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for SEACOR. Era acknowledges that it has been afforded the opportunity to seek the advice and assistance of its own separate counsel in connection with the Distribution and the negotiation and preparation of this Agreement and the Ancillary Agreements.
Section 2.3    Charter; Bylaws. On or prior to the Distribution Date, Era and SEACOR shall take all necessary actions to provide for the adoption of the form of Certificate of Incorporation and Bylaws in substantially the form filed by Era with the Commission as exhibits to the Registration Statement.
Section 2.4    Directors. On or prior to the Distribution Date, SEACOR and Era shall have taken all necessary action to cause the Board of Directors of Era to consist of the individuals identified in the Registration Statement as directors of Era as of immediately following the Effective Time.
Section 2.5    Election of Officers. On or prior to the Distribution Date, Era shall take all actions necessary and desirable so that as of the Distribution Date the officers of Era will be as set forth in the Registration Statement.
Section 2.6    [Intentionally Omitted].
Section 2.7    State Securities Laws. Prior to the Distribution Date, SEACOR and Era shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States of America in order to effect the Distribution.
Section 2.8    Listing Application; Notice to NYSE.
(a)    Prior to the Distribution Date, SEACOR and Era shall prepare and file with NYSE a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Era Shares.
(b)    Prior to the Distribution, SEACOR shall, to the extent possible, give NYSE not less than 10 days’ advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.
Section 2.9    Removal of Certain Guarantees; Releases from Liabilities.
(a)    Except as otherwise specified in any Ancillary Agreement, (i) in the event that at any time before or after the Distribution Date, SEACOR or Era identifies any Era Liability for which SEACOR is a guarantor or obligor, Era shall use its commercially reasonable efforts to have, as quickly as practicable, SEACOR removed as guarantor of or obligor for any such Liability of Era, and (ii) in the event that at any time before or after the Distribution Date, SEACOR or Era identifies any SEACOR Liability for which any member of the Era Group is a guarantor or obligor, SEACOR shall use its commercially reasonable efforts to have, as quickly as practicable, such member of the Era Group removed as guarantor of or obligor for any such Liability of SEACOR.
(b)    If either Party is unable to obtain, or to cause to be obtained, any such required removal as set forth in Section 2.9(a), the guarantor or obligor shall continue to be bound as such and, unless not permitted by Law or the terms thereof, the applicable Party shall use commercially reasonable efforts to cause the relevant beneficiary to cause one of its Affiliates, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of the relevant the guarantor or obligor thereunder from and after the date hereof.
(c)    If (i) Era is unable to obtain, or to cause to be obtained, any such required removal as set forth in Section 2.9(a), or (ii) Era Liabilities arise from and after the Effective Time but before SEACOR, if it is a guarantor or obligor with reference to any such Era Liability, is removed pursuant to Section 2.9(a), then SEACOR shall be indemnified by Era for all Liabilities incurred by it in its capacity as guarantor or obligor. Without limiting the foregoing, Era shall, or shall cause a member of the Era Group to, reimburse SEACOR as soon as practicable (but in no event later than 30 days) following delivery by SEACOR to Era of notice of a payment made pursuant to this Section 2.9 in respect of Era Liabilities.
(d)    If (i) SEACOR is unable to obtain, or to cause to be obtained, any such required removal as set forth in Section 2.9(a), or (ii) SEACOR Liabilities arise from and after the Effective Time but before Era, if it is a guarantor or obligor with reference to any such Era Liability, is removed pursuant to Section 2.9(a), then Era shall be indemnified by SEACOR for all Liabilities incurred by it in its capacity as guarantor or obligor. Without limiting the foregoing, SEACOR shall, or shall cause a member of the SEACOR Group to, reimburse Era as soon as practicable (but in no event later than 30 days) following delivery by Era to SEACOR of notice of a payment made pursuant to this Section 2.9 in respect of SEACOR Liabilities.
(e)    In the event that at any time before or after the Distribution Date SEACOR identifies any letters of credit, interest rate or foreign exchange contracts, surety bonds or other contracts (excluding guarantees) that relate to the Era Business but for which a member of the SEACOR group has contingent, secondary, joint, several or other Liability of any nature whatsoever, Era shall, at its expense, take such actions and enter into such agreements and arrangements as SEACOR may reasonably request to effect the release or substitution of SEACOR (or a member of the SEACOR Group).
(f)    In the event that at any time before or after the Distribution Date Era identifies any letters of credit, interest rate or foreign exchange contracts, surety bonds or other contracts (excluding guarantees) that relate primarily to the SEACOR Business but for which a member of the Era Group has contingent, secondary, joint, several or other Liability of any nature whatsoever, SEACOR shall, at its expense, take such actions and enter into such agreements and arrangements as Era may reasonably request to effect the release or substitution of Era (or a member of the Era Group).
(g)    At and after the Effective Time, the Parties shall use commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution or amendment required to novate, assign or extinguish all Era Liabilities and SEACOR Liabilities of any nature whatsoever transferred under this Agreement or an Ancillary Agreement, or to obtain in writing the unconditional release of the assignor so that in each such case, SEACOR (or an appropriate member of the SEACOR Group) shall be solely responsible for the SEACOR Liabilities and Era (or an appropriate member of the Era Group) shall be solely responsible for the Era Liabilities; provided, however, that no Party shall be obligated to pay any consideration therefor (except for filing fees or other similar charges) to any Third Party from whom such consent, substitution, amendment or release is requested. Whether or not any such consent, substitution, amendment or release is obtained, nothing in this Section 2.9 shall in any way limit the obligations of the parties under Article III. If, as and when it becomes possible to delegate, assign, novate or extinguish any Era Liabilities or SEACOR Liabilities in accordance with the terms hereof, the Parties shall promptly sign all such documents and perform all such other acts as may be necessary to give effect to such delegation, novation, extinction or other release; provided, however, than no Party shall be obligated to pay any consideration therefor.
Section 2.10    Corporate Names; Trademarks. Except as otherwise specifically provided in any Ancillary Agreement or in any other agreement to which a member of the SEACOR Group and a member of the Era Group are parties:
(a)    as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, Era will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises or on the property or premises used by it or its Subsidiaries which refer or pertain to the SEACOR Marks or which include the SEACOR Marks;
(b)    as soon as is reasonably practicable after the Distribution Date but in any event within six months thereafter, Era will, and will cause the Era Subsidiaries to, remove, at their own expense, from all letterhead, envelopes, invoices and other communications media of any kind, the SEACOR Marks (except that Era shall not be required to take any such action with respect to materials in the possession of customers);
(c)    as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, SEACOR will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises or on the property or premises used by it or its Subsidiaries which refer or pertain to the Era Marks or which include the Era Marks; and
(d)    as soon as is reasonably practicable after the Distribution Date but in any event within six months thereafter, SEACOR will, and will cause the SEACOR Subsidiaries to, remove, at their own expense, from all letterhead, envelopes, invoices and other communications media of any kind, the Era Marks (except that SEACOR shall not be required to take any such action with respect to materials in the possession of customers).
Section 2.11    Ancillary Agreements. Prior to the Distribution Date, each of SEACOR and Era shall enter into the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.
Section 2.12    Acknowledgment by Era. Era, on behalf of itself and all members of the Era Group, acknowledges, understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, (a) none of SEACOR or any other Person has, in this Agreement or in any other agreement or document, or otherwise made any representation or warranty of any kind whatsoever, express or implied, to Era or any member of the Era Group or to any director, officer, employee or agent thereof in any way with respect to any of the transactions contemplated hereby or the business, assets, condition or prospects (financial or otherwise) of, or any other matter involving, the assets, Liabilities or businesses of SEACOR or any member of the SEACOR Group, Era or any member of the Era Group, any Era Assets, any Era Liabilities or the Era Business and (b) none of SEACOR or any other Person has made or makes any representation or warranty with respect to the Distribution or the entering into of this Agreement or the Ancillary Agreements or the transactions contemplated hereby and thereby. Except as expressly set forth herein or in any other Ancillary Agreement, Era and each member of the Era Group shall bear the economic and legal risk that the Era Assets shall prove to be insufficient or that the title of any member of the Era Group to any Era Assets shall be other than good and marketable and free from encumbrances. The provisions of any related assignment agreement or other related documents are expressly subject to this Section 2.12 and to Section 2.13.
Section 2.13    Release. Era agrees that for itself and for its predecessors, Subsidiaries, departments, divisions and sections and for their successors, Affiliates, heirs, assigns, executors, administrators, Representatives, partners and stockholders, (individually, each a “Releasor” and collectively, the “Releasors”), in consideration for the obligations and agreements of SEACOR hereunder, that, effective as of the Effective Time, it shall, through no further act of such Releasee, release, waive and forever discharge SEACOR and its predecessors, Subsidiaries, departments, divisions, sections, successors, Affiliates, heirs, assigns, executors, administrators, Representatives, partners and stockholders (individually, each a “Releasee” and collectively, the “Releasees”) from, and shall, in addition to other obligations under Article III, indemnify and hold harmless all such Persons against and from, all Liabilities of every name and nature, in law or equity, known or unknown, which against any Releasee, a Releasor ever had, now has or hereafter can, shall or may have by reason of any matter, act, omission, conduct, transaction or occurrence from the beginning of the world up to and including the Distribution Date for, upon, by reason of, asserted in or arising out of, or related to:
(a)    The management of the business and affairs of Era (and its predecessors, Subsidiaries and Affiliates) and the Era Business on or prior to the Distribution Date;
(b)    The terms of this Agreement, the Ancillary Agreements, the Distribution, the Certificate of Incorporation or the Bylaws of Era; and
(c)    Any other decision that may have been made, or any action taken, relating to Era (and its predecessors, subsidiaries and Affiliates) or the Distribution.
The term “Releasee” is expressly intended to include any person who served as an incorporator, director, officer, employee, agent or attorney of Era on or prior to the Distribution Date at the request of SEACOR. Each Releasor expressly covenants and agrees never to institute, or participate (including as a member of a class) in, any Action against any Releasee, in any court or forum, directly or indirectly, regarding or relating to the matters released through this Release, and further covenants and agrees that this Release is a bar to any such Action. For the avoidance of doubt, the purpose of this Section 2.13 is to make clear the intent of the Parties that, following the Distribution Date, the only Liability that any Releasee shall have to any Releasor shall be its obligation to perform its obligations under and pursuant to the terms of this Agreement, the Ancillary Agreements and any other agreements to which the Releasee and the Releasor are parties and there shall be no Liability in respect of any event, occurrence, action or inaction on or prior to the Distribution Date. This Release shall not extend to any Liabilities owed by a Releasee to a Releasor in the Releasor’s capacity as a director, officer, employee or other Representative or stockholder of Releasee nor shall it release any Liabilities or obligations under this Agreement or any Ancillary Agreements or any other agreements to which the Releasee and the Releasor are parties.
Section 2.14    Discharge of Liabilities. Except as otherwise expressly provided herein or in any of the Ancillary Agreements:
(a)    From and after the Effective Time, (i) SEACOR shall, and shall cause each member of the SEACOR Group to, assume, pay, perform and discharge all SEACOR Liabilities in the ordinary course of business, consistent with past practice and (ii) Era shall, and shall cause each member of the Era Group to, assume, pay, perform and discharge all Era Liabilities in the ordinary course of business, consistent with past practice. The agreements in this Section 2.14 are made by each Party for the sole and exclusive benefit of the other Party. To the extent reasonably requested to do so by the other Party, each Party agrees to execute and deliver such documents, in a form reasonably satisfactory to such Party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.
(b)    All intercompany trade, accounts receivable and accounts payable between any member of the SEACOR Group and any member of the Era Group in existence at the Effective Time shall be paid and performed in accordance with their terms.
Section 2.15    Further Assurances. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each Party shall take all such necessary action and do and perform all such acts and things, and execute and deliver all such agreements, assurances to the extent reasonably requested to do so by the other Party, each Party agrees to execute and deliver such documents, in a form reasonably satisfactory to such Party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder. Without limiting the foregoing, each Party shall use its commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including all applicable filings with, and approvals from, any Governmental Authority.
ARTICLE III
INDEMNIFICATION
Section 3.1    Indemnification by SEACOR. Except as otherwise specifically set forth in any provision of this Agreement from and after the Distribution Date, SEACOR shall indemnify, defend and hold harmless the Era Indemnitees from and against any and all Indemnifiable Losses of the Era Indemnitees to the extent arising out of, by reason of or otherwise in connection with (a) the SEACOR Liabilities or alleged SEACOR Liabilities, including any breach by SEACOR of any provision of this Section 3.1 and (b) any breach by any member of the SEACOR Group of this Agreement. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements unless such Ancillary Agreement expressly provides that this Agreement applies to any matter in such Ancillary Agreement.
Section 3.2    Indemnification by Era. Except as otherwise specifically set forth in any provision of this Agreement, from and after the Distribution Date, Era shall indemnify, defend and hold harmless the SEACOR Indemnitees from and against any and all Indemnifiable Losses of the SEACOR Indemnitees to the extent arising out of, by reason of or otherwise in connection with (a) the Era Liabilities or alleged Era Liabilities, including any breach by any member of the Era Group of any provision of this Section 3.2 and (b) any breach by any member of the Era Group of this Agreement. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements unless such Ancillary Agreement expressly provides that this Agreement applies to any matter in such Ancillary Agreement.
Section 3.3    Procedures for Indemnification.
(a)
(i)     If a claim or demand is made by a Third Party against an Era Indemnitee or a SEACOR Indemnitee (each, an “Indemnitee”) (a “Third-Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to Section 3.1 or Section 3.2 hereof to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third-Party Claim promptly (and in any event by the date (the “Outside Notice Date”) that is the 15th Business Day after receipt by such Indemnitee of written notice of the Third-Party Claim); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.
(ii)    Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 Business Days after the Indemnitee’s receipt thereof), copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. Notice under this Section 3.3 shall be provided in accordance with Section 5.6. For the avoidance of doubt, knowledge of a Third Party Claim by a Person who is an officer or director of both SEACOR and Era shall not constitute notice for purposes of this Section 3.3.
(iii)    If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and irrevocably acknowledges without condition or reservation its obligation to fully indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee’s reasonable judgment, (A) a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate or (b) the Third-Party Claim involves substantially different defenses for the Indemnifying Party and the Indemnified Party, and in such event the fees and expenses of such single separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above).
(iv)    If the Indemnifying Party shall have assumed the defense of a Third Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party’s prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. The Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the Liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee and does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim; provided that the Indemnitee shall not compromise or settle such Third Party Claim without the consent of the Indemnifying Party, which consent is not to be unreasonably withheld.
(v)    Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.
(b)    In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

(c)    Era shall, and shall cause the other Era Indemnitees to, and SEACOR shall, and shall cause the other SEACOR Indemnitees to, cooperate as may reasonably be required in connection with the investigation, defense and settlement of any Third Party Claim. In furtherance of this obligation, the Parties agree that if an Indemnifying Party chooses to defend or to compromise or settle any Third Party Claim, SEACOR or Era, as the case may be, shall use its reasonable best efforts to make available to the other Party, upon written request, the former and then current directors, officers, employees and agents of SEACOR or any member the Era Group (as applicable) as witnesses and any Records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Person, Records or other documents may reasonably be required in connection with such defense, settlement or compromise. At the request of an Indemnifying Party, an Indemnitee shall enter into a reasonably acceptable joint defense agreement.
(d)    The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.
Section 3.4    Indemnification Payments.
(a)    Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss is incurred. If the Indemnifying Party fails to make an indemnification payment required by this Article III within 30 days after receipt of a bill therefore or notice that an Indemnifiable Loss has been incurred, the Indemnifying Party shall also be required to pay interest on the amount of such indemnification payment, from the date of receipt of the bill or notice of the Indemnified Loss to but not including the date of payment, at the Applicable Rate.
(b)    The amount of any claim by an Indemnitee under this Agreement shall be reduced to reflect any insurance proceeds actually received (net of costs or any mandatory premium increases) by any Indemnitee that result from the Indemnifiable Losses that gave rise to such indemnity. Notwithstanding the foregoing, no Indemnitee will be obligated to seek recovery for any Indemnifiable Losses from any Third Party before seeking indemnification under this Agreement and in no event will an Indemnifying Party's obligation to indemnify and hold harmless any Indemnitee pursuant to this Agreement be conditioned upon the status of the recovery of any offsetting amounts from any such Third Party.
(c)    For all Tax purposes and to the extent permitted by applicable Law, the Parties hereto shall treat any payment made pursuant to this Article III as a capital contribution or a distribution, as the case may be, immediately prior to the Distribution.
ARTICLE IV
ACCESS TO INFORMATION
Section 4.1    Provision of Corporate Records.
(a)    Except as specifically provided in Article III (in which event the provisions of such Article will govern), at all times from and after the Distribution Date, upon the prior written request by Era for specific and identified agreements, documents, books, records or files including accounting and financial records (collectively, “Records”) which relate to Era or the conduct of the Era Business up to the Effective Time, or which Era determines are necessary or advisable in order for Era to prepare its financial statements and any reports or filings to be made with any Governmental Authority, SEACOR shall arrange, as soon as reasonably practicable following the receipt of such request, to provide appropriate copies of such Records (or the originals thereof if Era has a reasonable need for such originals) in the possession or control of SEACOR, but only to the extent such items are not already in the possession or control of the requesting Party.
(b)    Except as specifically provided in Article III (in which event the provisions of such Article will govern), at all times from and after the Distribution Date, upon the prior written request by SEACOR for specific and identified Records which relate to SEACOR or the conduct of the SEACOR Business up to the Effective Time, or which SEACOR determines are necessary or advisable (i) for use in any Action or in to satisfy audit, accounting, claims, regulatory, litigation or other similar legal or regulatory requirements or (ii) to comply with reporting, disclosure, filing or other requirements imposed on SEACOR or its Affiliates (including without limitation under applicable securities and tax laws) by a Governmental Authority, Era shall arrange, as soon as reasonably practicable following the receipt of such request, to provide appropriate copies of such Records (or the originals thereof if SEACOR has a reasonable need for such originals) in the possession or control of Era or any of the Era Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting Party.
Section 4.2    Access to Information. Except as specifically provided in Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of SEACOR and Era shall afford to the other and its authorized

Representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the Representatives, properties, and Records of, in the possession of or in the control of the non-requesting Party and its Subsidiaries insofar as such access is reasonably required by the requesting Party and relates to such other Party or the conduct of its business prior to the Effective Time.
Section 4.3    Witnesses; Documents and Cooperation in Actions.
(a)    At all times from and after the Distribution Date, each of SEACOR and Era shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries’ former and then current Representatives as witnesses and any Records within its control or which it otherwise has the ability to make available, to the extent that such Persons or Records may reasonably be required in connection with the prosecution or defense of any Action in which the requesting Party may from time to time be involved. This provision shall not apply to any Action brought by one Party against another Party (as to which production of documents and witnesses shall be governed by applicable discovery rules).
(b)    Without limiting any provision of this Section 4.3, the Parties shall, and shall cause the members of their respective Groups to, cooperate and consult, to the extent reasonably necessary with respect to any Actions.
(c)    In connection with any matter contemplated by this Section 4.3, the Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of the SEACOR Group and any member of the Era Group.
Section 4.4    Confidentiality.
(a)    SEACOR and the SEACOR Subsidiaries on the one hand, and Era and the Era Subsidiaries on the other hand, shall not use or permit the use of and shall keep, and shall cause their respective Representatives to keep, confidential all information concerning the other Party in their possession, their custody or under their control to the extent such information, (i) relates to or was acquired during the period up to the Effective Time, (ii) relates to any Ancillary Agreement, (iii) is obtained in the course of performing services for the other Party pursuant to any Ancillary Agreement or (iv) is based upon or is derived from information described in the preceding clauses (i), (ii) or (iii), and each Party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such Party’s auditors, attorneys, consultants and advisors, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such Party has used commercially reasonable efforts to consult with the other affected Party or Parties prior to such disclosure. Each Party shall be deemed to have satisfied its obligation to hold confidential any information concerning or owned by the other Party or such Party’s Group, if it exercises the same care as it takes to preserve confidentiality for its own similar information. The covenants in this Section 4.4 shall survive the transactions contemplated by this Agreement and shall continue indefinitely; provided, however, that the covenants in this Section 4.4 shall terminate with respect to any information not constituting a trade secret under applicable Law on the fourth anniversary of the later of the Distribution Date or the date on which the Party subject to such covenants with respect to such information receives it (but any such termination shall not terminate or otherwise limit any other covenant or restriction regarding the disclosure or use of such information under any Ancillary Agreement or other agreement, instrument or legal obligation). This Section 4.4 shall not apply to information (a) that has been in the public domain through no fault of such Party, (b) that has been later lawfully acquired from other sources by such Party, provided that such source is not and was not bound by a confidentiality agreement, (c) the use or disclosure of which is permitted by this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto, (d) that is immaterial and its disclosure is required as part of the conduct of that Party’s business and would not reasonably be expected to be detrimental to the interests of the other Party or (e) that the other Party has agreed in writing may be so used or disclosed.
(b)    If any Party, or any member of such Party’s Group, either determines that it is required to disclose pursuant to applicable Law, or receives any demand under lawful process or from any Governmental Authority to disclose or provide, information of the other Party (or any member of such Party’s Group) that is subject to the confidentiality provisions of Section 4.4(a), such Party shall notify the other Party prior to disclosing or providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide such information if and to the extent required by such Law or by lawful process or such Governmental Authority; provided, however, that the Person shall only disclose such portion of the information as required to be disclosed or provided.
Section 4.5    Privileged Matters. Except as may be otherwise provided in an Ancillary Agreement, the Parties recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of the members of the SEACOR Group and the members of the Era Group, and that each of the members of the SEACOR Group, and each of the members of the Era Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable Law. To allocate the interests of each Party in the information as to which any Party is entitled to assert a privilege, the Parties agree as follows:
(a)    SEACOR shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the SEACOR Business (other than with respect to Liabilities as to which Era is required to provide indemnification under Article III), whether or not the privileged information is in the possession of or under the control of SEACOR, Era or any member of either Party’s Group. SEACOR shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting SEACOR Liabilities, or other Liabilities as to which it is required to provide indemnification under Article III, now pending or which may be asserted in the future, whether or not the privileged information is in the possession of or under the control of SEACOR, Era or any member of either Party’s Group.
(b)    Era shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Era Business (other than with respect to Liabilities as to which SEACOR is required to provide indemnification under Article III), whether or not the privileged information is in the possession of or under the control of SEACOR, Era or any member of either Party’s Group. Era shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting Era Liabilities, or other liabilities as to which it is required to provide indemnification under Article III, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Era, whether or not the privileged information is in the possession of or under the control of SEACOR, Era or any member of either Party’s Group.
(c)    The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b).
(d)    No Party may waive any privilege which could be asserted under any applicable Law, and in which the other Party has a shared privileged, without the consent of the other Party, which consent shall not be unreasonably withheld or delayed, except to the extent reasonably required in connection with any Third-Party Claims or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other Party requesting such consent.
(e)    In the event of any litigation or dispute between or among the Parties, any Party and a Subsidiary of the other Party, or a Subsidiary of one Party and a Subsidiary of the other Party, either such Party may waive a privilege in which the other Party has a shared privilege, without obtaining the consent of the other Party, provided, however, that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the Parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to any Third-Party Claims.
(f)    If a dispute arises between or among the Parties or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold consent to any request for a waiver by the other Party. Each Party hereto specifically agrees that it will not withhold consent to a waiver for any purpose except to protect its own legitimate interests.
(g)    Upon receipt by any Party or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another Party has the sole right hereunder to assert a privilege, or if any Party obtains knowledge that any of its or any of its Subsidiaries’ current or former Representatives have received any subpoena, discovery or other request which arguably calls for the production or disclosure of such privileged information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.
(h)    The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of SEACOR and Era, as set forth in Sections 4.2, 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1, 4.2, and 4.3 hereof, the agreement to provide witnesses and individuals pursuant to Sections 4.2 and 4.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 4.3 hereof, and the transfer of privileged information between and among the Parties and their respective Subsidiaries, Affiliates and Representatives pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

Section 4.6    Ownership of Information. Any information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to Article III or this Article IV shall be deemed to remain the property of the providing Person. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.
Section 4.7    Cost of Providing Records and Information. A Party requesting Records, information or access to Representatives, witnesses or properties, under Articles III or IV, agrees to reimburse the other Party and its Subsidiaries for the reasonable out-of-pocket costs, if any, incurred in seeking to satisfy the request of the requesting Party.
Section 4.8    Retention of Records. Except (a) as provided in the Tax Matters Agreement or (b) when a longer retention period is otherwise required by Law or agreed to in writing, the SEACOR Group and the Era Group shall retain all Records relating to the SEACOR Business and the Era Business as of the Effective Time for the periods of time provided in each Party’s record retention policy (with respect to the documents of such party and without regard to the Distribution or its effects) as in effect on the Distribution Date. Notwithstanding the foregoing, in lieu of retaining any specific Records, SEACOR or Era may offer in writing to deliver such Records to the other and, if such offer is not accepted within 90 days, the offered Records may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of Records proposed to be destroyed or disposed of be delivered to such requesting Party, the Party proposing the destruction or disposal shall promptly arrange for delivery of such of the Records as was requested (at the cost of the requesting Party).
Section 4.9    Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on cooperation, access to information, privilege and the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement or in any other agreement to which a member of the SEACOR Group and a member of the Era Group are parties.
Section 4.10    Policies and Best Practices. Without representation or warranty, Era and SEACOR shall continue to be permitted to share, on a confidential basis, “best practices” information and materials (such as policies, workflow templates and standard form contracts).
Section 4.11    Compliance with Laws and Agreements. Nothing in this Article IV shall be deemed to require any Person to provide any information if doing so would, in the opinion of counsel to such Person, be inconsistent with any legal or constitutional obligation applicable to such Person.
ARTICLE V MISCELLANEOUS
Section 5.1    Complete Agreement; Construction. This Agreement, including the Schedules, and the Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
Section 5.2    Ancillary Agreements. Except as may be expressly stated herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.
Section 5.3    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.
Section 5.4    Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date.
Section 5.5    Distribution Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery, printing and implementation of this Agreement and any Ancillary Agreement, the Registration Statement, the Distribution and the consummation of the transactions contemplated thereby, shall be charged to and paid by SEACOR. Such expenses shall be deemed to be SEACOR Liabilities. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each Party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any Party to any other Party shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and written demand therefor is made.

Section 5.6    Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:
To SEACOR:
SEACOR Holdings Inc.
2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, FL 33316
Attention: General Counsel
To Era:
Era Group Inc.
818 Town & Country Blvd.
Suite 200
Houston, TX 77024
Attention: General Counsel
Section 5.7    Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.
Section 5.8    Amendments. Subject to the terms of Sections 5.11 and 5.13 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.
Section 5.9    Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that either Party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such Party so long as such purchases expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning Party, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning Party to be performed or observed.
Section 5.10    Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
Section 5.11    Termination. This Agreement (including Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of SEACOR without the approval of Era or the stockholders of SEACOR. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the Parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of a Third Party beneficiary thereto without the consent of such Person.
Section 5.12    Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.
Section 5.13    Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective Subsidiaries and Affiliates and shall not be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
Section 5.14    Title and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 5.15    Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent (except as set forth in the last sentence of Section 5.1) as if the same had been set forth verbatim herein.

Section 5.16    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
Section 5.17    Waiver of Jury Trial. The Parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.
Section 5.18    Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Distribution, the remedies at Law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at Law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.
Section 5.19    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.
SEACOR HOLDINGS INC.
By: /s/ Richard J. Ryan
Name:    Richard J. Ryan
Title:    Senior Vice President and Chief Financial Officer
ERA GROUP INC.
By: /s/ Sten L. Gustafson
Name:    Sten L. Gustafson
Title:    Chief Executive Officer

[Signature Page to Distribution Agreement]